MIRANDA & ASSOCIATES

Certified Public Accountants & Business Consultants

October 27, 2008

Mr. Jon Fullenkamp
Chairman & CEO
Victory Energy Corporation
112 North Curry Street
Carson City, Nevada 89703

Dear Jon,

Thank you for providing Miranda & Associates, A Professional Accountancy Corporation. ("Miranda") with the opportunity to assist Victory Energy Corporation ("Client") with its need for an professional accounting, tax, internal control and other related services. The following Statement of Work confirms our understanding of the professional services that Miranda will provide to Client.

Engagement Scope and Objectives

Victory Energy Corporation (the "Company") is a publicly-traded company organized under the laws of the State of Nevada. The company operates projects in the oil and gas industry. The company has several joint ventures, working and royalty interests in oil and gas leases in the states of Montana, Texas, and New Mexico. Jon Fullenkamp is Chairman, President, CEO and CFO of the Company.

The Company is subject to compliance with the Securities and Exchange Commission ("SEC") requirements for Smaller Reporting Companies. The company is seeking a consulting Chief Financial Officer who will be responsible for ensuring compliance will applicable accounting, tax, SEC reporting, Sarbanes-Oxley and other related matters.

The objective of this engagement is to provide the Company with a qualified Chief Financial Officer and provide related professional advisory services, as requested by the Company.

Miranda & Associates Engagement Approach and Responsibilities

Miranda will provide the professional services to Victory Energy Corporation under the following approach:

Task 1 – Provide a Qualified Chief Financial Officer

Miranda & Associates will assign Mr. Robert J. Miranda, to serve as Victory Energy Corporation's Chief Financial Officer. Miranda & Associates will provide the professional services required of the CFO including preparation of monthly or quarterly financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States, compliance with SEC reporting requirements, compliance with Sarbanes-Oxley requirements, preparation of periodic SEC filings, preparation of

Mr. Jon Fullenkamp, President & CEO
Victory Energy Corporation

Task 1 – Provide a Qualified Chief Financial Officer (continued)

management's assessment of internal control over financial reporting (SOX 404), and management of the independent audit process with the company's external auditor.

Task 2- Provide Related Professional Advisory Services

Miranda & Associates will provide related professional advisory services to Victory Energy Corporation including accounting, auditing, taxation, management consulting, internal controls, SEC reporting and other services, as requested by Victory Energy Corporation's management.

Miranda & Associates will provide appropriate project management, quality review and resources to complete the work described in this Statement of Work. Miranda & Associates will hold scheduled updates, written and oral, with Client to relay project progress and identify any issues discovered.

Miranda will not perform management functions, make management decisions, or act or appear to act in a capacity equivalent to that of a member of management or an employee of the Client.

Deliverables and Acceptance of Deliverables

During the execution of the engagement, the following deliverables and/or work products may be created to facilitate successful completion and control project quality:

- Workplan
- Timeline, Budget and Fees
- Documentation and workpapers
- Periodic Status Reports
- Report of findings, observations and recommendations

Upon completion of deliverables, Miranda & Associates will meet with appropriate members of the Client management team to review the deliverable and resulting conclusions. Unless reasonably notified by the Client, all artifacts and deliverables will be deemed successfully completed and accepted 10 business days subsequent to delivery to Client.

Engagement Staffing

The following individuals shall be assigned to this engagement:

Labor Category	Name of Professional
Engagement Director and Company's Chief Financial Officer	Robert J. Miranda, CPA
Senior Associate, SEC Financial Compliance Professional	Alycia Skousen, CPA
Senior Associate, Tax Compliance Professional	Debbie DiMelfi, CPA

Mr. Jon Fullenkamp, President & CEO
Victory Energy Corporation

Professional Fees and Expenses

Miranda's fees for the scope of Services described in this Statement of Work will be based upon actual time and materials at standard rates, plus out-of-pocket expenses, Miranda & Associates' hourly rates are as follows:

Engagement Director	$300 per hour
Senior Associates	$225 per hour
Professionals	$150 per hour

Out of pocket expenses associated with the completion of the engagement will be billed at the actual amounts incurred. In the absence of being provided Client's travel expense policy, assigned personnel will follow the Miranda & Associates travel policy. Out of pocket expenses include, but are not limited to, air and ground transportation, accommodations, food, mileage in excess of the normal commute to the Miranda & Associates' office and other expenses of a similar nature.

Miranda & Associates will initially invoice Client $2,500 at the start of the Engagement and then invoice monthly for all services provided during the month. Victory Energy Corporation agrees to pay a monthly retainer of $2,500 against all service rendered by Miranda & Associates. The retainer will be adjusted quarterly based on actual time and expenses incurred during the preceding quarterly reporting period. The first quarterly reporting period will be for the quarter ending December 31, 2008.

If at the end of a quarterly reporting period there is an amount payable by Victory Energy Corporation to Miranda & Associates, Miranda & Associates may, at its sole option, elect to have this balance paid in the form of common shares of Victory Energy Corporation. The value of the common shares will be based on the latest per share trading value of the stock.

Additional Provisions

Client Responsibilities

Client will be responsible for ("Client Responsibilities"):

- Providing the following personnel to assist with the engagement
  - Senior management employee(s) who will make all management decisions with respect to the engagement
  - Accounting personnel who will prepare the financial statements and related footnote disclosures and SEC reports
- Accuracy and completeness of content provided to Miranda & Associates by Client or from a Third Party through Client
- Timely adoption of an Audit Committee Charter
- Proof of adequate Directors & Officers (D&O) insurance
- Future actions with respect to the matters addressed in the deliverables, including implementation decisions
- Providing Miranda & Associates with directions and instructions relating to any laws or regulations applicable to the protection of data stored by Client
- Any delays, additional costs incurred, or non-compliance caused by or associated with Client's failure to uphold its responsibilities

Mr. Jon Fullenkamp, President & CEO
Victory Energy Corporation

Engagement Assumptions

The services, fees, and delivery schedule for this engagement are based upon the following assumptions:

- Client's timely and effective completion of Client Responsibilities
- Timely decisions and approvals by Client's management
- Timely access to key Client and vendor personnel
- Access to critical applications

Use of Deliverables

The deliverables presented as part of this engagement are solely for the internal use of Client, the Client's external auditors, the Audit Committee and Board of Directors and may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any third party, including any governmental authority, without our prior written consent. Miranda shall have no responsibility or liability for losses, damages or costs incurred as a result of the unauthorized use, circulation, publication, reproduction or use of our deliverables contrary to the provision of this Statement of Work. Our deliverables will reflect our observations as of the date we conclude our work. We assume no obligation or responsibility to update or revise the observations whether as a result of new information, future events or otherwise. However, should additional documentation or other information become available which impacts upon the observations described in our deliverables, we reserve the right to amend our documents accordingly.

Independent Contractor

The Parties understand and agree that Miranda is an independent contractor and not an employee of the Company and that nothing in this Agreement is intended or should be construed to create an employer/employee relationship between Miranda and the Company. Without limiting the generality of the foregoing, the Parties acknowledge that this Agreement is not a contract of employment within the meaning of Section 2750 of the California Labor Code and that Miranda is not an employee of the Company for any purpose under the California Labor Code. Miranda has no authority to obligate the Company by contract or otherwise outside the normal course of business without first clearing with the Chief Executive officer and/or President. Miranda understands and agrees that he will not be an agent of the Company or authorized to make any representations, contract, or commitment outside the normal course of business without first clearing with the Chief Executive officer and/or President, including, but not limited to, the execution of consulting agreements, granting of Company equity or press releases, on behalf of the Company in any manner whatsoever to any third party or any employee of the Company that has not been authorized by the Board. Miranda will not be eligible for any employee benefits, nor will the Company make deductions from Miranda's fees for taxes (except as otherwise required by applicable law or regulation). Any taxes imposed on Miranda due to activities performed hereunder will be the sole responsibility of Miranda.

Indemnification

Miranda shall receive indemnification as a director of the Company to the maximum extent extended to directors of the Company generally, as provided by the Governing Documents, and

Mr. Jon Fullenkamp, President & CEO
Victory Energy Corporation

shall be included as an insured under the Company's Directors and Officers liability insurance policy.

Termination of Position

Miranda may resign from the position of CFO at any time with or without advance notice, with or without reason. Miranda may be removed from the position of CFO at any time by the board of directors and/or shareholders, for any reason, in any manner provided by the Governing Documents and applicable law.

We appreciate the opportunity to provide our professional services and look forward to working with you on this engagement. This Statement of Work describes our understanding with respect to the Engagement. Please indicate your agreement by signing and returning to Miranda & Associates the enclosed copy of this Statement of Work.

This Statement of Work is valid for 15 days from the date of issuance.

Very truly yours,

Miranda & Associates, A Professional Accountancy Corporation

By: [signature]
Robert J. Miranda, President & CEO

Acknowledged and Accepted:

Victory Energy Corporation

By (signature): [signature]
Jon Fullenkamp
Chairman, & CEO

Date: 11/1/2008